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                                                                    EXHIBIT 24.2
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of NationsBank Corporation for the registration of 1,050,000 shares of its common stock of our report dated February 18, 1993, except for Note S, as to which the date is March 2, 1993, with respect to the consolidated financial statements of MNC Financial, Inc. included in Form 8-K/A, dated April 9, 1993, Amendment No. 1 to Form 8-K dated February 18, 1993, of NationsBank Corporation, filed with the Securities and Exchange Commission.


                                         /s/         ERNST & YOUNG, LLP
Baltimore, Maryland
September 20, 1994